EXHIBIT 99.1

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Commentary for the Week Ended November 28, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
11/28/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.54%	2.58%	18.43%
Class B Units	-0.56%	2.51%	17.50%

S&P 500 Total Return Index**	12.09%	-7.18%	-37.66%
Lehman Long Government Index**	2.28%	11.77%	12.22%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***
*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Equity Indices
●	Grant Park’s positions in the equity indices markets are predominantly short.
o
The portfolio had minor setbacks this week as the equity markets moved contrary to positions.  The major indices rallied in response to various plans to help thaw the global credit markets.  Our positions in the UK FTSE 100 and German Dax indices were among the fund’s least profitable positions.

o
Domestically, the announcement of a $300 billion dollar plan to aid Citibank provided support to the equity markets.  The U.S. Treasury Department and Federal Deposit Insurance Corporation (FDIC) pledged to provide capital guarantees to help the ailing bank reduce its toxic debt holdings. Even if only temporarily, Citibank’s bailout provided a bullish outlook for the U.S. economy, pushing share prices up.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Agriculturals/Softs
●	Grant Park’s positions in the grains, livestock, and softs markets are predominantly short.
o
An 11% rally in cotton prices last week resulted in minor setbacks for the portfolio.  As occurred with most commodities, surges in equities led to an abundance of technical buying in the cotton markets and drove prices upward.  Poor weather conditions in the Southeastern U.S. also helped increase cotton prices.

o
Ongoing concerns of a poor harvest in the U.S. wheat crop led to additional setbacks.  Late plantings and precipitation in the Midwestern U.S. caused speculative buying in the wheat market, moving prices against our positions.

Fixed Income
●	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o
Long positions in the U.S. markets accounted for the bulk of portfolio gains.  Poor economic data, which included declining durable goods orders and new home sales, put substantial pressure on interest rate yields, moving fixed income prices upwards.

o
The Fed’s decision to purchase $600 billion of mortgage debt triggered a wave of buying in the U.S. treasury markets.  Anticipating an increase in home refinancings, due to lower mortgage rates, investors bid up 10-year Treasury Notes as a hedge against increasing fixed income prices.

o
Rallies in the European fixed income markets, specifically the German Bund, also added to portfolio gains.  Analysts close to the markets attribute rallies in European fixed income products to expected dovish monetary policy during December’s meeting of the ECB.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.